ITEM 77(c)

Results of a Special Meeting of Shareholders

On May 1, 2006, a Special Meeting of Shareholders was held for the following purposes:

(1) To approve the conversion of the Fund from a closed-end investment company to an open-end investment company, which includes changing the Fund's sub-classification under the Investment Company Act of 1940, as amended, from that of a "closed-end company" to that of an "open-end company" and amending and restating the Fund's charter; (2) to approve certain amendments to the Fund's fundamental investment restrictions to take effect upon the conversion; specifically: (a) to approve certain amendments to the Fund's fundamental investment restriction relating to borrowing; (b) to approve certain amendments to the Fund's fundamental investment restriction relating to investing in real estate; (c) to approve certain amendments to the Fund's fundamental investment restriction relating to lending; and
(d) to approve certain amendments to the Fund's fundamental investment restriction relating to investing in other investment companies; and (3) to elect Directors of the Fund.

The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On             Votes Against
                 Votes    or Authority
                  For       Withheld      Abstentions
Conversion to
Open-End Fund  68,593,765   7,190,330      1,886,507

Amendment to
Fundamental
Investment
Restriction
Regarding
Borrowing      67,587,990   7,442,303      2,640,309

Amendment to
Fundamental
Investment
Restriction
Regarding
Real Estate    68,252,574   6,647,246      2,770,782

Amendment to
Fundamental
Investment
Restriction
Regarding
Lending        67,668,745   7,409,648      2,592,214

Amendment to
Fundamental
Investment
Restriction
Regarding
Investment in
Other
Investment
Companies      68,342,528   6,585,081      2,742,996


Election of
Director                 Votes     Authority
Nominees                  For      Withheld
Andrew L. Breech       71,394,278  6,863,587
Carol L.  Colman       71,356,220  6,901,645
William R. Dill        71,348,156  6,909,709
R. Jay Gerken          71,351,251  6,906,615
William R. Hutchinson  71,374,631  6,883,234
Thomas F. Schlafly     71,283,998  6,973,868